Exhibit 95
Mine Safety Disclosure
The information concerning mine safety violations or other regulatory matters required by Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 104 of Regulation S-K, is included in this Exhibit 95.
For each coal mine for which we or a subsidiary of ours was an operator within the meaning of Section 3 of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) during the three months ended June 30, 2015, we include the following table that sets forth: (A) the total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under Section 104 of the Mine Act for which we received a citation from the Mine Safety and Health Administration (“MSHA”); (B) the total number of failure to abate orders issued under Section 104(b) of the Mine Act; (C) the total number of citations and orders for unwarrantable failure to comply with mandatory health or safety standards under Section 104(d) of the Mine Act; (D) the total number of flagrant violations under Section 110(b)(2) of the Mine Act; (E) the total number of imminent danger orders issued under Section 107(a) of the Mine Act; (F) the total dollar value of the proposed MSHA assessments under the Mine Act; and (G) the total number of mining-related fatalities.
In addition, no coal mine for which we or a subsidiary of ours was the operator received written notice from MSHA of a pattern of violations, or the potential to have such a pattern, of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety hazards under Section 104(e) of the Mine Act.
The total number of legal actions pending before the Federal Mine Safety and Review Commission (the “FMSR Commission”) as of June 30, 2015 was zero (0). The aggregate number of legal actions during the period covered by this report instituted (either by MSHA or by us) was two (2) and resolved (meaning final order entered and not appealed) was five (5). Of the legal actions pending before the FMSR Commission as of December 31, 2014, the number of such legal actions that fall into each of the following categories was as follows: (a) contests of citations and orders: zero (0); (b) contests of proposed penalties: zero (0); (c) complaints for compensation under Section 111 of the Mine Act: zero (0); (d) complaints of discharge, discrimination or interference under Section 105 of the Mine Act: zero (0); (e) applications for temporary relief under Section 105(b)(2) of the Mine Act: zero (0); and (f) appeals of judges' decisions or orders to the FMSR Commission: zero (0).

Oxford Complex	MSHA Mine ID	MSHA Mine Name	(A) Section 104 S&S Citations (#)	(B) Section 104(b) Orders (#)	(C) Section 104(d) Citations & Orders (#)	(D) Section 110(b)(2) Violations (#)	(E) Section 107(a) Orders (#)	(F) Total Value of Proposed MSHA Assessments[1] ($)	(G) Fatalities (#)
Muhlenberg	1518134	Halls Creek	—	—	—	—	—	—	—
	1518912	Island Dock	—	—	—	—	—	—	—
	1519365	Schoate Preparation Plant	—	—	—	—	—	—	—
	1519452	Star	—	—	—	—	—	—	—
	1519466	Rose France	—	—	—	—	—	—	—
	1519655	Geibel	—	—	—	—	—	—	—
Belmont	3300965	Rice #1	—	—	—	—	—	—	—
	3302937	Loading Dock	—	—	—	—	—	—	—
	3303758	Valley Mining Inc. Auger #1	—	—	—	—	—	—	—
Cadiz	3304413	Standing Stone Mine	—	—	—	—	—	—	—
	3304414	Snyder Mine	—	—	—	—	—	100	—
	3304538	Dairy Jean	1	—	—	—	—	560	—
	4609067	Crosscreek Mine	—	—	—	—	—	—	—
Harrison	3304577	Harrison Resources, LLC Sexton 2 Pit	—	—	—	—	—	100	—
New Lexington	3304336	Oxford Mining #3	—	—	—	—	—	—	—
	3304637	Athens	—	—	—	—	—	—	—
Noble	3303770	Rice #2	—	—	—	—	—	—	—
	3304624	King Crum	—	—	—	—	—	—	—
	3304624	Oxford Guemsey	—	—	—	—	—	—	—
Plainfield	3303288	Rice #7	—	—	—	—	—	—	—
	3303907	Conesville Plant	—	—	—	—	—	—	—
	3304180	Coshocton Strip	—	—	—	—	—	—	—
	3304213	Oxford Mining #2	—	—	—	—	—	—	—
Tuscarawas	3303930	Lisbon Mine	—	—	—	—	—	—	—
	3304179	Tuscarawas Strip	—	—	—	—	—	485	—
	3304181	Stark Strip	—	—	—	—	—	—	—
TOTAL			1	—	—	—	—	$1,245	—
1 The total dollar value of proposed MSHA assessments is the amount issued during the current reporting period for all citations, orders or violations, not just those indicated herein, and does not necessarily relate to the citations, orders or violations issued by MSHA during the current reporting period or to the pending legal actions reported in Exhibit 95.

2